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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1998 relating to the financial statements of Professional Office Services, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and the incorporation of our report dated January 30, 1998 relating to the financial statements of XpiData, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Current Report on Form 8-K, as amended of Quintiles Transnational Corp. into Quintiles Transnational Corp.'s previously filed Registration Statement File Numbers 33-91026, 333-03603, 333-16553, 333-40493, 333-60797, 333-19009, 333-28919, 333-38181,
333-40497 and 333-48403. It should be noted that we have not audited any financial statements of Professional Office Services, Inc. or XpiData, Inc. subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our reports.


                                                        /s/ ARTHUR ANDERSEN LLP

Nashville, Tennessee
February 16, 1999